Code of Ethics for the Independent Directors/Trustees
                            of the John Hancock Funds

                           Effective December 6, 2005

The Board of Directors/Trustees (the "Board") of each open-end and closed-end fund that is listed in Appendix A hereto (individually, a "John Hancock Fund" and collectively, the "John Hancock Funds"), as may be updated from time to time, has adopted this code of ethics (this "Code"). This Code applies only to Directors/Trustees who are not "interested persons," as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act"), of the John Hancock Funds (the "Independent Trustees"). This Code is intended to comply with the requirements of Rule 17j-1 under the 1940 Act insofar as they apply to the Independent Trustees.

The Board recognizes that the John Hancock Funds' officers and access persons (with the exception of the Independent Trustees) are covered by a separate code of ethics adopted by the Board, which may be combined with the code of ethics of John Hancock Advisers, LLC, Sovereign Asset Management Co. and/or John Hancock Funds, LLC. The Board, after considering the limited nature of access by the Independent Trustees to current information with respect to security transactions being effected or considered on behalf of the John Hancock Funds, adopts this Code specifically and separately to cover the Independent Trustees.

Please note that the policies described below apply to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice.

Set forth below are policies applicable to the Independent Trustees.

I.  Statements of Policy

A.  General Principles

It is unlawful for any Independent Trustee covered by this Code, directly or indirectly, in connection with his or her purchase or sale of a security held or to be acquired by a John Hancock Fund, to:
o    employ any device, scheme or artifice to defraud a John Hancock Fund;
o make any untrue statement of a material fact to a John Hancock Fund or omit to state a material fact necessary in order to make the statements made to a John Hancock Fund, in light of the circumstances under which they are made, not misleading;
o engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a John Hancock Fund; or
o    engage in any manipulative practice with respect to a John Hancock Fund.

The General Principles discussed above govern all conduct, whether or not the conduct is also covered by more specific standards and procedures in this Code. Failure to comply with this Code may result in disciplinary action, including potentially removal from the Board in accordance with the terms of the John Hancock Fund charter documents.

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B.  Transactions in John Hancock Funds

The Independent Trustees are subject to the same policies against excessive trading that apply to all shareholders of the open-end John Hancock Funds. These policies are described in the John Hancock Funds' prospectuses and are subject to change.

C.  Annual Certification

At least annually, you must provide a certification at a date designated by the Chief Compliance Officer of John Hancock Funds that:

(1) you have read and understand this Code;
(2) you recognize that you are subject to its requirements; and
(3) you have complied, to the best of your knowledge, with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

D.  Quarterly Transaction Reports

You will not generally be required to submit quarterly transaction reports. You will, however, be required to submit a quarterly transaction report if you knew (or, in the ordinary course of fulfilling your official duties as an Independent Trustee, should have known) that during the 15 calendar days before or after you trade a security, either:

     (i)  a John Hancock Fund purchased or sold the same security, or
     (ii) a John Hancock Fund or its investment adviser considered purchasing or selling the same security.

If these circumstances occur, it is your responsibility to contact the Chief Compliance Officer of the John Hancock Funds and he will assist you with the requirements of the quarterly transaction report.

You must submit a quarterly transaction report within 30 calendar days after the end of a calendar quarter if required in the limited circumstances described above. This report is triggered by and must cover all transactions during the calendar quarter that are personal securities transactions, as described below in Section II Personal Securities Transactions.

Your quarterly transaction report must include the following information about these transactions:
o the date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each reportable security involved;
o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
o    the price at which the transaction was effected;
o the name of the broker, dealer or bank with or through which the transaction was effected; and
o    the date that you submit the report.

With respect to any account established by an Independent Trustee in which any securities were held during the quarter for his or her direct or indirect benefit, the quarterly transaction report must also include the following account information:
o the name of the broker, dealer or bank with whom you have established an account;
o    the date the account was established; and

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o    the date that you submit the report.

II.  Personal Securities Transactions

A Personal Securities Transaction is a transaction in a security in which an Independent Trustee subject to this Code of has a beneficial interest. Normally, this includes securities transactions in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. In identifying your accounts, you must identify all brokerage accounts that contain securities, including brokerage accounts that only contain securities exempt from reporting. Accounts over which you have no direct or indirect influence or control are exempt. To prevent potential violations of this Code, you are strongly encouraged to request clarification for any transactions or accounts that are in question.

A.  Included Personal Securities Transactions

Except as noted below, Personal Securities Transactions include transactions in all securities, including:
o    Stocks or bonds;
o    Government   securities  that  are  not  direct  obligations  of  the  U.S.
     government, such as Fannie Mae or municipal securities;
o    Shares of all closed-end funds;
o Shares of open-end mutual funds that are advised or sub-advised by John Hancock Advisers or by John Hancock or Manulife entities (other than money market funds);
o    Options on securities, on indexes, and on currencies;
o    All kinds of limited partnerships;
o    Foreign unit trusts and foreign mutual funds;
o    Private investment funds and hedge funds; and
o Futures, investment contracts or any other instrument that is considered a "security" under the Investment Advisers Act of 1940.

B.  Exempt Personal Securities Transactions

Personal Securities Transactions do not include transactions in the following securities:
o    Direct obligations of the U.S. government (e.g., treasury securities);
o Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;
o Shares of open-end mutual funds that are not advised or sub-advised by John Hancock Advisers or by John Hancock or Manulife entities;
o    Shares issued by money market funds; and
o Securities in accounts over which you have no direct or indirect influence or control.

III.  Administration of the Code of Ethics

A.  Review of Reports

The Chief Compliance Officer of the John Hancock Funds shall review any reports delivered by an Independent Trustee pursuant to this Code. Any such review shall give special attention to evidence, if any, of conflicts or potential conflicts with the securities transactions of the John Hancock Funds or violations or potential violations of the antifraud provisions of the federal securities law or the policies of this Code.

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B.  Investigations of Potential Violations

The Chief Compliance Officer shall investigate any potential violation of the provisions of this Code. After completion of any such investigation, the Chief Compliance Officer shall determine whether a violation has occurred and, if so, make a report to the Board. The Board shall determine what action should be taken in response to a violation of this Code.

C.  Annual Reports

At least on an annual basis, the Chief Compliance Officer shall provide the Board with (i) a written report that describes issues that arose under this Code since the prior such report, including, but not limited to, information relating to material violations of this Code and any actions taken, and (ii) a certification that the John Hancock Funds have adopted procedures reasonably necessary to prevent the Independent Trustees from violating this Code.

D.  Record Retention Requirements

The Chief Compliance Officer shall maintain the following records at the John Hancock Funds' principal place of business, and shall make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

o A copy of this Code that is currently in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place.
o A record of any violation of this Code, and any action taken as a result of a violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
o A copy of each report made by an Independent Trustee under this Code and any report made under Section III.C. above must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
o A record of all Independent Trustees, currently or within the past five years, who are subject to this Code, and of individual(s) who are responsible for reviewing reports made under this Code, must be maintained in an easily accessible place.

E.  Amendments

Any amendments to this Code after its adoption must be approved by a majority of the Independent Trustees.



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Appendix A

                               John Hancock Funds

                  John Hancock Bank and Thrift Opportunity Fund

                             John Hancock Bond Trust
                       John Hancock Government Income Fund
                        John Hancock High Yield Bond Fund
                     John Hancock Investment Grade Bond Fund

                  John Hancock California Tax-Free Income Fund

                           John Hancock Capital Series
                         John Hancock Classic Value Fund
                          John Hancock Core Equity Fund
                       John Hancock Large Cap Select Fund
                  John Hancock U.S. Global Leaders Growth Fund

                          John Hancock Current Interest
                         John Hancock Money Market Fund
                    John Hancock U.S. Government Cash Reserve

                            John Hancock Equity Trust
                         John Hancock Growth Trends Fund

                      John Hancock Income Securities Trust

                     John Hancock Institutional Series Trust
            John Hancock Independence Diversified Core Equity Fund II

                          John Hancock Investment Trust
                           John Hancock Balanced Fund
                       John Hancock Large Cap Equity Fund
                      John Hancock Sovereign Investors Fund

                        John Hancock Investment Trust II
                     John Hancock Financial Industries Fund
                         John Hancock Regional Bank Fund
                       John Hancock Small Cap Equity Fund

                        John Hancock Investment Trust III
                         John Hancock International Fund
                       John Hancock Large Cap Growth Fund
                        John Hancock Mid Cap Growth Fund

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                          John Hancock Investors Trust

                    John Hancock Patriot Global Dividend Fund

                  John Hancock Patriot Preferred Dividend Fund

                  John Hancock Patriot Premium Dividend Fund I

                  John Hancock Patriot Premium Dividend Fund II

                   John Hancock Patriot Select Dividend Trust

                       John Hancock Preferred Income Fund

                      John Hancock Preferred Income Fund II

                     John Hancock Preferred Income Fund III

                John Hancock Tax-Advantaged Dividend Income Fund

                            John Hancock Series Trust
                        John Hancock Focused Equity Fund
                        John Hancock Mid Cap Equity Fund
                       John Hancock Multi Cap Growth Fund
                          John Hancock Real Estate Fund
                       John Hancock Small Cap Growth Fund
                          John Hancock Technology Fund

                        John Hancock Sovereign Bond Fund
                             John Hancock Bond Fund

                          John Hancock Strategic Series
                          John Hancock High Income Fund
                       John Hancock Strategic Income Fund

                       John Hancock Tax-Exempt Series Fund
                 John Hancock Massachusetts Tax-Free Income Fund
                   John Hancock New York Tax-Free Income Fund

                     John Hancock Municipal Securities Trust
                   John Hancock High-Yield Municipal Bond Fund
                         John Hancock Tax-Free Bond Fund

                             John Hancock World Fund
                         John Hancock Biotechnology Fund
                        John Hancock Health Sciences Fund

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                                          Name: ________________________________



                          Code of Ethics Certification
               For The Independent Trustees/Directors of the Funds

In accordance with the Code of Ethics' Annual Certification requirement, please review the Code of Ethics and certify by signing below. Please return the signed certificate by January 31, 2006 to:


                             Compliance Department,
                601 Congress Street, Boston, Massachusetts 02210
                              Attn: Frank Knox, CCO

If you have any questions, please contact Frank Knox at (617) 663-2430 or fknox@jhancock.com.

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Certification of the John Hancock Funds Code of Ethics:

A. I certify that I have received, read and understood the Code of Ethics applicable to the Independent Trustees dated December 6, 2005;

B. I certify that, to the best of my knowledge, I have been in compliance with the policies applicable to me under the Code of Ethics, during the period since its adoption or the past 12 months, whichever is shorter.



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